SONIC FOUNDRY, INC.
(a Maryland corporation)
10.75 % CONVERTIBLE SECURED SUBORDINATED PROMISSORY NOTE
Due On or Before September 30, 2019
Sonic Foundry, Inc., a Maryland corporation (the “Company”), for value received and intending to be legally bound, hereby promises to pay to the order of Mark Burish, or, subject to Section 7 hereof, to any permitted transferee or assignee of Mark Burish (“Burish”), the principal amount of five hundred thousand dollars ($500,000) (the “Principal Amount”) on or before September 30, 2019 (the “Maturity Date”), together with interest thereon at the rate of 10.75% per annum (the “Interest”), as set forth herein (the “Note”).
1. Convertible Note:  By accepting this Note, Burish hereby acknowledges that this Note has not been registered under the Securities Act of 1933, as amended, or any state securities laws and Burish represents for himself and his legal representative that he is acquiring this Note and will acquire any shares issued upon conversion hereof, for his own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution of such securities.

2. Principal and Interest Payment:  The Company shall pay (or cause to be paid) interest to Burish on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 10.75% per annum, payable on the Maturity Date.

3. Creation of Security Interest.
(a) Grant of Security Interest. The Company hereby grants Burish, to secure the payment and performance in full of all of the principal and interest due on this Note (the “Obligations”), a continuing security interest in, and pledges to Burish, all goods, accounts (including health-care receivables), equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all pledged CDs, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all the Company’s books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (“collectively, the “Collateral”).
(b) Authorization to File Financing Statements. The Company hereby authorizes Burish to file financing statements, without notice to the Company, with all appropriate jurisdictions to perfect or protect Burish’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either the Company or any other person or entity, shall be deemed to violate the rights of Burish under the Uniform Commercial Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Burish’s discretion.

4. Conversion of Note:  This Note shall be converted into shares of Series A Preferred Stock of the Company (the “Common Stock”) as follows:

(a) Conversion:  No later than the third business day following the approval by the stockholders of the Company of the conversion of this Note sufficient to comply with rules and regulations of Nasdaq and the Securities and Exchange Commission, the unpaid principal and interest balance of the Note shall be converted into fully-paid and non-assessable shares of Series A Preferred Stock, par value $0.01 per share, of the Company (the “Shares”) at a conversion rate (the “Conversion Rate”) equal to] $542.13 except that the Conversion Rate is subject to adjustment below.

Shares issuable upon conversion of the Note shall be issued in the name of the Burish and shall be transferrable only in accordance with all of the terms and restrictions contained herein.

(b) Additional Representations and Conditions: The Company agrees to submit a proposal to its stockholders at its next annual stockholders meeting requesting approval of the conversion of this Note as set forth herein. The Company further agrees to recommend that its stockholders approve such resolution. Should the stockholders not approve the resolution, this Note shall not be convertible into shares of Series A Preferred Stock.

(c) Subdivision or Combination:  Whenever the Company shall subdivide or combine the outstanding shares of Series A Preferred Stock issuable upon conversion of this Note, the Conversion Rate in effect immediately prior to such subdivision or combination shall be proportionately decreased in the case of subdivision or increased in the case of combination effective at the time of such subdivision or combination.

(d) Reclassification or Change:  Whenever any reclassification or change of the outstanding shares of Series A Preferred Stock shall occur (other than a change in par value, or from par value to no par, or from no par to par value, or as a result of a subdivision or combination), effective provision shall be made whereby Burish shall have the right, at any time thereafter, to receive upon conversion of the Note the kind of stock, other securities or property receivable upon such reclassification by a holder of the number of share of Series A Preferred Stock issuable upon conversion of this Note immediately prior to such reclassification. Thereafter, the rights of the parties hereto with respect to the adjustments of the amount of securities or other property obtainable upon conversion of this Note shall be appropriately continued and preserved, so as to afford as nearly as may be possible protection of the nature afforded by this subparagraph (e).

(e) Merger:  If, prior to repayment of the obligations relevant hereto, or prior to conversion of this Note into equity in the Company, the Company shall be consolidated or merged with another company, or substantially all of its assets shall be sold to another company in exchange for stock wit the view to distributing such stock to its stockholders, each share of stock into which this Note is convertible shall be replaced for the purposes hereof by a pro rata amount of the securities or property issuable or distributable, based upon percentage of the Company’s common stock which a holder would have owned had there been a conversion herein after consummation of such merger, consolidation or sale and adequate provision to that effect shall be made at the time thereof. The Company will provide Burish at least thirty (30) days prior written notice of any event described in this subsection (f).

5. Reservation of Series A Preferred Shares:  The Company shall take or has taken all steps necessary to reserve a number of its authorized but unissued Series A Preferred Stock sufficient for issuance upon conversion of this Note pursuant to the provisions included hereinabove.

6. Securities Laws and Restrictions:  This Note and the Series A Preferred shares issuable upon conversion have not been registered for sale under the Act, and neither this Note nor those shares nor any interest in this Note nor those shares may be sold, offered for sale, pledged or otherwise disposed of without compliance with applicable securities laws, including, without limitation, an effective registration statement relating thereto or delivery of an opinion of counsel acceptable to the Company that such registration is not required under the Act. Burishs represents and warrants that he is an “accredited investor” as defined under the Act.

7. Non-Transferability: This Note, and the shares of Series A Preferred stock issuable upon conversion of this Note, may not be assigned or transferred in whole or in part without the written consent of the Company, which consent may be withheld at the Company’s sole discretion.

8. Redemption/Prepayment of Note:  This Note is subject to redemption at the option of the Company upon thirty (30) days prior written notice (subject to Burish’s prior exercise of its right of conversion as set forth above), as a whole at any time, or in part from time to time, upon payment by the Company of 100% of the unpaid principal amount or such portion thereof so redeemed, plus accrued interest thereon through the date of redemption.

9. Events of Default:  If any of the following conditions or events (“Events of Default”) shall occur and shall be continuing:

(i) if the Company shall default in the payment of principal and/or interest accruing herein when the same becomes due and payable, whether at maturity or by declaration of acceleration or otherwise, and shall fail to cure such default within fifteen days after written notice thereof from Burish to the Company; or

(ii) if the Company shall materially default in the performance of or compliance with any material term contained herein and such default shall not have been remedied within fifteen days after written notice thereof from Burish to the Company; or

(iii) if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or a voluntary petition for reorganization under Title 11 of the Unites States Code (“Title 11”) shall be filed by the Company or an order shall be entered granting relief to the Company under Title 11 or a petition shall be filed by the Company in bankruptcy, or the Company shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or if the Company or its directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company; or

(iv) if within 120 days after the commencement of an action against the Company seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, such action shall not have been dismissed or nullified or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 120 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company such appointment shall not have been vacated;

then, and in any such event, Burish may at any time (unless such Event of Default shall theretofore have been remedied) at his option, by written notice to the Company, declare the Note to be due and payable, whereupon the Note shall forthwith mature and become due and payable, together with interest accrued thereon, and thereafter interest shall be due, at the rate per annum hereinabove provided, on the entire principal balance until the same is fully paid, and on any overdue interest (but only to the extent permitted by law), without presentment, demand, protest or notice, all of which are hereby waived, subject however, to the other terms, including those relating to subordination, of this Note. No course of dealing and no delay on the part of Burish in exercising any right shall operate as a waiver thereof or otherwise prejudice Burish’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Burish shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

10. Notice:  Any party may send any notice, request, demand, claim or other communication hereunder to Burish at the address set forth on the signature page of this Agreement or to the Company at its primary office (including personal delivery, expedited courier, messenger service, fax, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties written notice in the manner herein set forth.

11. Governing Law and Jurisdiction:  The Note shall be governed by the laws of the State of Wisconsin. This Note and all issues arising out of this Note will be governed by and construed solely and exclusively under and pursuant to the laws of the State of Wisconsin. Each of the parties hereto expressly and irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in Dane County, Wisconsin.

12. Severability:  If any provision, paragraph or subparagraph of this Note is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Note, including any other provision, paragraph or subparagraph. Each provision, paragraph or subparagraph of this Note is separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

13. Amendment:  This Note may only be amended in writing, duly endorsed by the parties hereto.

14. Heading:  The headings in this Note are solely for convenience of reference and shall not affect its interpretation.

Sonic Foundry, Inc.

By: /s/Gary Weis_____________________________
Name: Gary Weis
Title: CEO

Mark Burish

/s/ Mark Burish
Name: Mark Burish
Address:__________________
__________________